Exhibit h.2

TICC CAPITAL CORP.

Common Stock, $.01 par value per share

EQUITY DISTRIBUTION AGREEMENT

Dated November 18, 2010

i

EXHIBITS

Exhibit A	—	Form of Placement Notice

Exhibit B	—	Authorized Individuals for Placement Notices and Acceptances

Exhibit C	—	Compensation

Exhibit D	—	Form of Opinion of Sutherland Asbill & Brennan LLP

Exhibit E	—	Officers’ Certificate

ii

TICC Capital Corp.

(a Maryland corporation)

Shares of Common Stock, $.01 par value per share

EQUITY DISTRIBUTION AGREEMENT

November 18, 2010

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

TICC Capital Corp., a Maryland corporation (the “Company”), TICC Management, LLC, a limited liability company organized under the laws of the State of Delaware (the “Advisor”), and BDC Partners, LLC, a limited liability company organized under the laws of the State of Delaware (“BDC Partners”), each confirms its agreement (this “Agreement”) with Wells Fargo Securities, LLC (“Wells Fargo”), as follows:

SECTION 1. Description of Securities.

Each of the Company and the Advisor agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through Wells Fargo, acting as agent and/or principal, shares of the Company’s common stock , $.01 par value per share (the “Common Shares”), having an aggregate offering price of up to $50,000,000.00 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the aggregate offering price of the Common Shares issued and sold under this Agreement (such Common Shares being referred to herein as the “Shares”) shall be the sole responsibility of the Company, and Wells Fargo shall have no obligation in connection with such compliance. The issuance and sale of the Shares through Wells Fargo will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Shares.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form N-2 (File No. 333-160061), including a base prospectus, relating to the Common Shares, including the Shares to be issued from time to time by the Company. The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to Wells Fargo, for use by Wells Fargo, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 497 under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430C of the Securities Act, is herein called the “Registration Statement.” The base prospectus, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 497 under the Securities Act is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement and the Prospectus shall be deemed to include any amendment or supplement thereto that has been filed with the Commission pursuant to EDGAR.

SECTION 2. Placements.

Each time that the Company wishes to issue and sell the Shares hereunder (each, a “Placement”), it will notify Wells Fargo by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued and sold (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from Wells Fargo set forth on Exhibit B, as such Exhibit B may be amended from time to time.

If Wells Fargo wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, Wells Fargo will, prior to 4:30 p.m. (New York City Time) on the business day following the business day on which such Placement Notice is delivered to Wells Fargo, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and Wells Fargo set forth on Exhibit B) setting forth the terms that Wells Fargo is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or Wells Fargo until the Company delivers to Wells Fargo an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and Wells Fargo set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of Wells Fargo’s acceptance of the terms of the Placement Notice or upon receipt by Wells Fargo of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of

Section 14 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any commission, discount or other compensation to be paid by the Company to Wells Fargo in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor Wells Fargo will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to Wells Fargo and either (i) Wells Fargo accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

SECTION 3. Sale of Placement Securities by Wells Fargo.

Subject to the provisions of Section 7(a), Wells Fargo, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Wells Fargo will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to Wells Fargo pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by Wells Fargo (as set forth in Section 7(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), Wells Fargo may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the Nasdaq Global Select Market, on any other existing trading market for the Common Shares or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), Wells Fargo may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which Common Shares are purchased and sold on the principal market on which the Common Shares are listed or quoted.

SECTION 4. Suspension of Sales. The Company or Wells Fargo may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.

SECTION 5. Representations and Warranties. The Company represents and warrants to Wells Fargo, and the Advisor and BDC Partners, jointly and severally, represent and warrant to Wells Fargo as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 8(p) of this Agreement, as of each Applicable Time and as of each Settlement Date (as defined below), and agrees with Wells Fargo, as follows:

(a)	Compliance with Registration Requirements.

(i)	Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto has become effective, and no order suspending the effectiveness of the Registration Statement has been issued by the Commission. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, the Adviser or BDC Partners, are contemplated or threatened by the Commission.

(ii)	As of the date hereof, (i) when the Registration Statement and any Rule 462(b) Registration Statement became effective, and when the Prospectus was or is first filed pursuant to Rule 497 under the Securities Act, each as amended or supplemented as of any such time, complied or will comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder, (ii) the Registration Statement, as amended as of any such time, did not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the Prospectus, amended or supplemented as of any such time, did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with the Agent Content (as hereinafter defined). There are no contracts or other documents required to be filed as exhibits to the Registration Statement which have not been filed as required under the Securities Act.

(iii)	The Company meets the requirements for use of Form N-2 under the Securities Act and the rules and regulations thereunder.

(b) Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with full corporate power and authority to own its property and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as defined below).

(c)	Authorization of Agreements.

(i)	This Agreement has been duly authorized, executed and delivered by the Company.

(ii)	Each of the Amended and Restated Investment Advisory Agreement (the “Advisory Agreement”) dated as of June 17, 2004, between the Company and the Advisor and the Amended and Restated Administration Agreement dated as of November 18, 2003, between the Company and BDC Partners (the “Administration Agreement”) have been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Advisor and BDC Partners, respectively, constitutes legal, valid and binding agreements of the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except to the extent that the indemnification provisions therein may be limited by federal or state securities laws and public policy consideration in respect thereof.

(d) Authorization of Shares. The Shares have been duly authorized by the Company and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued and fully paid and non-assessable; no holder of Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Shares is not subject to any pre-emptive, co-sale right, rights of first refusal or other similar rights of any security holder of the Company or any other person.

(e) Capitalization and Other Capital Stock Matters. As of the date hereof, 100,000,000 shares of Common Stock were authorized for issuance, of which 26,989,408 shares were issued and outstanding. The Common Shares (including the Shares) conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. All of the issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws. None of the outstanding Common Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those described in the Prospectus.

(f) Nasdaq Global Select Market. The Common Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act of 1934, as amended (the “Exchange Act”), and are listed on the Nasdaq Global Select Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or the listing of the Common Shares are on the Nasdaq Global Select Market. The Company has not received any notification that (i) the Commission is contemplating terminating the registration of the Common Shares under the Exchange Act or (ii) the Nasdaq Global Select Market is contemplating delisting the Common Shares.

(g) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (i) there has been no material adverse change, or any development involving a prospective material adverse change, in the financial condition, earnings, business, or operations, or prospects, whether or not arising from transactions in the ordinary course of business, of the Company (any such change or effect, where the context so requires, is called a “Material Adverse Change” or a “Material Adverse Effect”); and (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) except as disclosed in the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company or repurchase or redemption by the Company of any class of capital stock.

(h) No Consents, Approvals or Authorization Required. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of the charter or bylaws of the Company or (ii) the Company’s obligations under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which it is a party or by which its assets may be bound or affected except, with respect to clause (ii), for the contravention of such agreements which would not have a Material Adverse Effect, and no consent, approval, authorization or order of, or qualification or filing with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except (i) such as have been obtained or made; (ii) such as may be required under the Securities Act; and (iii) such as may be required by the securities or Blue Sky laws of the various states, the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) or the securities laws of any jurisdiction outside of the United States in connection with the offer and sale of the Shares.

(i) No Defaults or Violations. The Company is not in violation or default of (i) any provision of its charter or bylaws, (ii) any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which it is a party or by which its assets may be bound or affected or (iii) any federal or state statute, law, rule, regulation, or any judgment, order or decree of any federal or state court, regulatory body, administrative agency or governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, except, with respect to clauses (ii) and (iii), any such violation or default which would not, singly or in the aggregate, result in a Material Adverse Change.

(j) No Actions, Suits or Proceedings; Exhibits. There are no legal or governmental proceedings pending or, to the Company’s, the Advisor’s and BDC Partners’ knowledge, threatened, to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(k) Descriptions of Law and Documents. The statements set forth in the Prospectus under the caption “Description of Our Capital Stock” insofar as they purport to constitute a summary of the terms of the Common Shares, and under the captions “Investment Advisory Agreement,” “Administration Agreement,” “Material U.S. Federal Income Tax Considerations,” “Regulation as a Business Development Company,” “Plan of Distribution” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(l) Termination of Agreements. Except as disclosed in the Prospectus, the Company has not sent or received any communication regarding the termination of, or intent to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s, the Advisor’s and BDC Partners’ knowledge, any other party to any such contract or agreement.

(m) Tax Law Compliance. Except as would not have a Material Adverse Effect, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it. The Company has made adequate charges, accruals and reserves in the financial statements referred to in Section 1(w) below in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined, except when the failure to do so would not have a Material Adverse Effect. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company that could result in a Material Adverse Change.

(n) Intellectual Property Rights. The Company owns or possesses adequate rights to use all trademarks, service marks and trade names, which are necessary to conduct its businesses as described in the Registration Statement and Prospectus, except where the failure to own or possess such trademarks, service marks or trade names would not have a Material Adverse Effect; the expiration of any trademarks, service marks or trade names would not result in a Material Adverse Change that is not otherwise disclosed in the Prospectus.

(o)	BDC Election; RIC.

(i)	The Company has filed with the Commission pursuant to Section 54(a) of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”), a completed and executed Form N-54A, pursuant to which the Company has elected to be subject to the provisions of Sections 55 through 65 of the Investment Company Act (the “BDC Election”); the Company has not filed with the Commission any notice of withdrawal of the BDC Election; the BDC Election remains in full force and effect, and, to the Company’s, the Advisor’s and BDC Partners’ knowledge, no order of suspension or revocation of such election under the Investment Company Act has been issued or proceedings therefor initiated or threatened by the Commission.

(ii)	The Company has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act). The Company conducts its business and other activities in compliance in all material respects with the provisions of the Investment Company Act applicable to business development companies and the rules and regulations of the Commission thereunder.

(iii)	(The Company is not required and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as a “registered management investment company”, as such term is used in the Investment Company Act.

(iv)	The Company qualified to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for its taxable year ended December 31, 2009. The Company is currently organized, operated, and in compliance in all material respects with the requirements of the Code necessary to continue to qualify as a RIC. The Company intends to operate its business in such a manner as to continue to comply with the requirements for qualification as a business development company under the Investment Company Act and qualification as a RIC under Subchapter M of the Code.

(p) No Applicable Registration or Other Similar Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company, except as described or referred to in the Registration Statement and the Prospectus, or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(q) Reports Filed. The documents filed by the Company with the Commission complied and will comply in all material respects with the requirements of the Exchange Act. The Company has filed all reports required to be filed pursuant to the Securities Act, the Investment Company Act and the Exchange Act.

(r) Required Action. All required action has or will have been taken by the Company under the Securities Act and the rules and regulations of the Commission thereunder to effect the public offering and consummate the sale of the Shares as provided in this Agreement.

(s) All Necessary Permits, Etc. The Company owns or possesses or has obtained all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, except to the extent that the failure to own or possess or have obtained such authorizations would not have a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such governmental licenses, permits, consents, orders, approvals and other authorizations which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(t) Investments. There are no material restrictions, limitations or regulations with respect to the ability of the Company to invest its assets as described in the Prospectus, other than as described therein; except as disclosed in the Prospectus, the Company does not own, directly or indirectly, any shares of stock or any other equity or long term debt securities of any corporation or other entity. Except for Algorithmic Implementation, Inc. or as otherwise disclosed in the Prospectus, the Company does not control (as such term is defined in Section 2(a)(9) of the Investment Company Act) any of the companies described therein.

(u) Ownership of Property. The Company has good title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases; the Company owns, leases or has access to all properties and other assets that are necessary to the conduct of its business as described in the Prospectus.

(v) Independent Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Prospectus are independent public or certified public accountants as required by the Securities Act and the Exchange Act.

(w) Preparation of Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly in all material respects the financial position of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Registration Statement and the Prospectus under the caption “Selected Financial and Other Data” fairly present in all material respects the information set forth therein on a basis consistent with that of the financial statements contained in the Registration Statement and the Prospectus.

(x) Company’s Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus, since the end of the Company most recent audited fiscal year, there has been (1) no material weakness (whether or not remediated) in the Company’s internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 of the Exchange Act and (2) no change in the Company’s internal control over financial reporting that has materially negatively affected, or is reasonably likely to materially negatively affect, the Company’s internal control over financial reporting.

(y) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including material information pertaining to the Company’s operations and assets managed by the Advisor, is made known to the Company’s Chief Financial Officer by others within the Company and the Advisor, and such disclosure controls and procedures are effective to perform the functions for which they were established.

(z) No Subsidiaries of the Company. The Company has no subsidiaries.

(aa) Insurance. The Company is insured by recognized institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business.

(bb) No Price Stabilization or Manipulation. Neither the Advisor, BDC Partners and the Company nor, to the their respective knowledge, any of their respective members, officers, representatives, affiliates or controlling persons has taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(cc) Related Party Transactions. There are no business relationships or related-party transactions involving the Company on the one hand, and any director, executive officer or stockholder of the Company, on the other hand, required to be described in the Registration

Statement and the Prospectus, which have not been described as required by the Securities Act. The Company has not directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any executive officer or director of the Company; except as disclosed in the Prospectus, neither the Company nor the Advisor has any lending or other commercial relationship with any affiliate of Wells Fargo and the Company will not use any of the proceeds from the sale of the Shares to repay any indebtedness owed to any affiliate of Wells Fargo.

(dd) Affiliates. Except as described in the Registration Statement and the Prospectus, no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the Investment Company Act and the Advisers Act of 1940, as amended (the “Advisers Act”).

(ee) No Unlawful Contributions or Other Payments. The Company nor, to the Company’s, the Advisor’s or BDC Partners’ knowledge, any employee or agent of the Company, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision or the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Company, and, to the Company’s, the Advisor’s or BDC Partner’s knowledge, its affiliates have conducted their businesses in compliance in all material respects with the Foreign Corrupt Practices Act of 1977 and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ff) Compliance with OFAC. Neither the Company nor, to the Company’s, the Advisor’s or BDC Partners’ knowledge, any director or officer of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(gg) No Violation of Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, the Advisor and BDC Partners, threatened.

(hh) Sarbanes-Oxley Act Compliance. The Company has complied in all material respects with Rule 13a-14 of the Exchange Act and has made the evaluations of the Company’s disclosure controls and procedures required under Rule 13a-15 under the Exchange Act. Except as described in the Registration Statement and the Prospectus, the Company is, and to the Company’s, the Advisor’s or BDC Partners’ knowledge, the Company’s directors and officers, in their capacities as such, are, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(ii) Independent Directors. Each of the independent directors of the Company satisfy the independence standards established by the Commission, including the independence standards set forth in Section 2(a)(19) of the Investment Company Act, and the Nasdaq Global Select Market.

(jj) FINRA. To the Company’s, the Advisor’s or BDC Partners’ knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Prospectus or otherwise disclosed by the Company to Wells Fargo.

(kk) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(ll) Advisory Agreement. The Advisory Agreement, including compensation terms therein, complies in all material respects with all applicable provisions of the Investment Company Act, the Advisers Act and the applicable published rules and regulations thereunder.

SECTION 6. Representations and Warranties of the Advisor and BDC Partners. The Advisor and BDC Partners, jointly and severally, represent and warrant to Wells Fargo as of the date hereof and as of each Representation Date on which a certificate is required to be delivered pursuant to Section 8(p) of this Agreement, as of each Applicable Time and as of each Settlement Date, and agree with Wells Fargo, as follows:

(a) Incorporation and Good Standing of the Advisor and BDC Partners. Each of the Advisor and BDC Partners has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, and has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver and perform its obligations under this Agreement; the Advisor has limited liability company power and authority to execute and deliver and perform its obligations under the Advisory Agreement; BDC Partners has limited liability company power and authority to execute and deliver and perform its obligations under the Administration Agreement; and each of the Advisor and BDC Partners is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not cause a material adverse change in the financial condition, earnings, business, or operations, whether or not arising from transactions in the ordinary course of business, of the Advisor or BDC Partners, as the case may be (any such change or effect, where the context so requires, is called an “Affiliate Material Adverse Change” or an “Affiliate Material Adverse Effect”).

(b)	Authorization of Agreements.

(i)	This Agreement has been duly authorized, executed and delivered by each of the Advisor and BDC Partners.

(ii)	The Advisory Agreement and Administrative Agreement have been duly authorized, executed and delivered by the Advisor and BDC Partners, respectively, and, assuming due authorization, execution and delivery by such other parties, constitutes a legal, valid and binding agreement of the Advisor and BDC Partners, respectively, enforceable against the them in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification provisions thereof may be limited by federal or state securities laws and public policy consideration in respect thereof.

(c) Registration Under Advisers Act. The Advisor is registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Investment Company Act or the applicable published rules and regulations thereunder from acting as an investment adviser for the Company as contemplated by the Registration Statement and the Prospectus (or any amendment or supplement thereto). There do not exist any proceedings, or, to the Advisor’s knowledge, any facts or circumstances the existence of which could lead to any proceeding, which would adversely affect the registration of the Advisor with the Commission.

(d) Description of Advisor and BDC Partners. The description of the Advisor and BDC Partners in the Registration Statement and the Prospectus (or any amendment or supplement thereto) complied and complies, as applicable, in all material respects with the provisions of the Securities Act and (i) with respect to the Registration Statement as of its effective date, did not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading and (ii) with respect to the Prospectus as of the date of the Prospectus and as of the date hereof, does not and will not contain any untrue statement of material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading therein.

(e) No Defaults or Violations. The execution and delivery by each of the Adviser and BDC Partners of, and the performance by each of the Adviser and BDC Partners of its respective obligations under, this Agreement will not contravene, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under) (i) any provision of the limited liability company operating agreement or other organizational documents of the Adviser or BDC Partners, or (ii) any of the

Adviser or BDC Partners’ obligations under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which any of them is a party or by which any of their assets may be bound or affected or (iii) any judgment, regulation, order, writ or decree of any governmental body, agency or court having jurisdiction over the Adviser or BDC Partners and no consent, approval, authorization or order of, or qualification or filing with, any governmental body or agency is required for the performance by the Adviser or BDC Partners of its respective obligations under this Agreement except, with respect to clauses (ii) and (iii), for such breaches or defaults that would not have, individually or in the aggregate, an Affiliate Material Adverse Effect.

(f) Absence of Violations or Defaults. Neither the Adviser nor BDC Partners is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of or default under (i) its limited liability company operating agreement or other organizational documents, (ii) in default under (nor has any event occurred which with notice, lapse of time or both would constitute an event of default under) any material provision of any lease, loan agreement, franchise, license, permit, indenture, mortgage, deed of trust, bank loan or credit agreement or other contract obligation to which it is a party or by which it or its assets may be bound or affected, except to the extent any such default would not have an Affiliate Material Adverse Effect.

(g) Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not occurred any Affiliate Material Adverse Change.

(h) No Actions, Suits or Proceedings. There are no legal or governmental proceedings pending or, to the knowledge of the Adviser and BDC Partners, threatened, to which either the Adviser or BDC Partners or, to the knowledge of the Adviser and BDC Partners, any of their respective officers, directors or employees is a party or to which any of the properties of the Adviser or BDC Partners is subject that are required to be described in the Registration Statement or the Prospectus and are not so described.

(i) All Necessary Permits, Etc. Each of the Adviser and BDC Partners owns or possesses or has obtained all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Registration Statement and the Prospectus, except to the extent that the failure to own or possess or have obtained such authorizations would not have an Affiliate Material Adverse Effect, and each of the Adviser and BDC Partners has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such governmental licenses, permits, consents, orders, approvals and other authorizations which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have an Affiliate Material Adverse Effect.

(j) Employment Status. Neither the Advisor nor BDC Partners is not aware that (i) any executive, key employee or significant group of employees of the Advisor or BDC Partners, as applicable, plans to terminate employment with the Advisor or BDC Partners or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Advisor or BDC Partners except where such termination or violation would not reasonably be expected to have an Affiliate Material Adverse Effect.

(k) Accounting System. Each of the Advisor and BDC Partners, to the extent each is acting on behalf of the Company and not itself, maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets of the Company is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets of the Company is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(l) No Unlawful Contributions or Other Payments. Neither the Advisor or BDC Partners, nor, to the Advisor’s or BDC Partners’ knowledge, any employee or agent of the Advisor or BDC Partners, has used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision or the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Advisor and BDC Partners, and, to the Advisor’s or BDC Partners’ knowledge, their affiliates have conducted their businesses in compliance in all material respects with the Foreign Corrupt Practices Act of 1977 and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(m) Compliance with OFAC. Neither the Advisor or BDC Partners nor, to the Advisor’s or BDC Partners’ knowledge, any director or officer of the Advisor or BDC Partners is currently subject to any U.S. sanctions administered by OFAC; and each of the Advisor and BDC Partners will not directly or indirectly use the proceeds of the offering received by the Company, or lend, contribute or otherwise make available such proceeds to any other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(n) No Violation of Money Laundering Laws. The operations of the each of the Advisor and BDC Partners, to the extent each is acting on behalf of the Company and not itself, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended and the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Advisor or BDC Partners with respect to the Money Laundering Laws is pending or, to the knowledge of the Advisor or BDC Partners, threatened.

(o) Certificates. Any certificate signed by any officer of the Company, the Advisor or BDC Partners and delivered to Wells Fargo or to counsel for Wells Fargo shall be deemed a representation and warranty by the Company, the Advisor or BDC Partners, as the case may be, to Wells Fargo as to the matters covered thereby.

SECTION 7. Sale and Delivery to Wells Fargo; Settlement.

(a) Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon Wells Fargo’s acceptance of the terms of a Placement Notice or upon receipt by Wells Fargo of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Wells Fargo, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Advisor acknowledges and agrees that (i) there can be no assurance that Wells Fargo will be successful in selling Placement Securities, and (ii) Wells Fargo will incur no liability or obligation to the Company, the Advisor, BDC Partners or any other person or entity if it does not sell Placement Securities for any reason other than a failure by Wells Fargo to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 7 and (iii) Wells Fargo shall be under no obligation to purchase Common Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by Wells Fargo in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b) Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the third (3 rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate offering price received by Wells Fargo at which such Placement Securities were sold, after deduction for (i) Wells Fargo’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c) Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting Wells Fargo’s or its designee’s account (provided Wells Fargo shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, Wells Fargo will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 11(a) and Section 12 hereto, it will (i) hold Wells Fargo harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to Wells Fargo any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d) Denominations; Registration. The Placement Securities shall be in such denominations and registered in such names as Wells Fargo may request in writing at least one full business day before the Settlement Date. The Company shall deliver the Placement Securities, if any, through the facilities of The Depository Trust Company unless Wells Fargo shall otherwise instruct.

(e) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Shares, if after giving effect to the sale of such Shares, the aggregate offering price of the Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Shares under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to Wells Fargo in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement (i) at a price lower than the minimum price authorized from time to time by the Company and notified to Wells Fargo in writing and (ii) at a price (net of Wells Fargo’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof) lower than the Company’s then current net asset value per share (as calculated pursuant to the Investment Company Act), unless the Company has received the requisite approval from stockholders as required pursuant to the Investment Company Act. Further, under no circumstances shall the aggregate offering price of Shares sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed the Maximum Amount.

SECTION 8. Covenants of the Company and the Advisor. Each of the Company and the Advisor covenants with Wells Fargo as follows:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by Wells Fargo under the Securities Act, (i) the Company will notify Wells Fargo promptly of the time when any subsequent amendment to the Registration Statement has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon Wells Fargo’s request, any amendments or supplements to the Registration Statement or Prospectus that, in Wells Fargo’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by Wells Fargo (provided, however, that the failure of Wells Fargo to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Wells Fargo’s right to rely on the representations and warranties made by the

Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to Wells Fargo within a reasonable period of time before the filing and Wells Fargo has not reasonably objected thereto (provided, however, that the failure of Wells Fargo to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Wells Fargo’s right to rely on the representations and warranties made by the Company in this Agreement); and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to Rule 497 of the Securities Act.

(b) 1934 Act Filings. Except as may be mutually agreed by the Company and Wells Fargo, the Company and Wells Fargo agree that no sales of Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and Wells Fargo shall not be obligated to sell, (i) with respect to the Company’s quarterly filings on Form 10-Q, during any period commencing upon the 30th day following the end of each fiscal quarter and ending on the date on which the Company files with the Commission a prospectus supplement under Rule 497 relating to the Shares that includes updated financial and other information as of the end of the Company’s most recent quarterly period (the “10-Q Filing”), (ii) with respect to the Company’s annual report filings on Form 10-K, during any period commencing upon the 50th day following the end of the Company’s fiscal year and ending on the date on which the Company files with the Commission a prospectus supplement under Rule 497 related to the Shares that includes updated audited financial information and other information as of the end of the Company’s most recent fiscal year (the “10-K Filing”) and (iii) with respect to the Company’s current reports on Form 8-K that are “filed” with the Commission and not “furnished,” during any period commencing on the date of the event causing the filing of the Form 8-K and ending on the date on which the Company files with the Commission a prospectus supplement under Rule 497 relating to the Shares that includes the information included in such Form 8-K (the “8-K Filing”) (each of a 10-Q Filing, an 8-K Filing and/or a 10-K Filing shall also be referred to herein as a “497 Filing”). To the extent the Company releases its earnings for its most recent quarterly period or fiscal year, as applicable (an “Earnings Release”) before it files with the Commission its quarterly report on Form 10-Q for such quarterly period or annual report on Form 10-K for such fiscal year, as applicable, then Wells Fargo and the Company agree that no sales of Shares shall take place for the period beginning on the date of the Earnings Release and ending on the date of the applicable 497 Filing. Notwithstanding the foregoing, without the prior written consent of each of the Company and Wells Fargo, no sales of Common Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and Wells Fargo shall not be obligated to sell, during any period in which the Company is in possession of material non-public information.

(c) Notice of Commission Stop Orders. The Company will advise Wells Fargo, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Shares for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(d) Delivery of Registration Statement and Prospectus. The Company will furnish to Wells Fargo and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act, in each case as soon as reasonably practicable, but in no event later than two Business Days after such filing, and in such quantities and at such locations as Wells Fargo may from time to time reasonably request. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to Wells Fargo will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act to be delivered in connection with a pending sale of the Placement Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for Wells Fargo or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify Wells Fargo to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to Wells Fargo such number of copies of such amendment or supplement as Wells Fargo may reasonably request.

(f) Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with Wells Fargo, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Common Shares to be offered and sold, under the applicable securities laws of such states as Wells Fargo may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement).

(g) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to Wells Fargo the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under “Use of Proceeds.”

(i) Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by Wells Fargo under the Securities Act with respect to a pending sale of the Placement Securities, the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the Nasdaq Global Select Market.

(j) Filings with the Nasdaq. The Company will timely file with the Nasdaq all material documents and notices required by the Nasdaq of companies that have or will issue securities that are traded on the Nasdaq Global Select Market.

(k) Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act and the Investment Company Act within the time periods required by the Exchange Act and the Investment Company Act, as the case may be.

(l) Notice of Other Sales. During the pendency of any Placement Notice (as amended by the corresponding Acceptance, if applicable) given hereunder, the Company shall provide Wells Fargo notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Common Shares (other than Placement Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire Common Shares; provided, that such notice shall not be required in connection with the (i) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus or (ii) the issuance or sale of Common Shares pursuant to any dividend reinvestment plan that the Company may adopt from time to time.

(m) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise Wells Fargo promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Wells Fargo pursuant to this Agreement.

(n) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by Wells Fargo or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as Wells Fargo may reasonably request. The parties acknowledge that the due diligence review contemplated by this Section 8(n) will include, without limitation, during the term of this Agreement a quarterly diligence conference to occur within five business days after each 10-Q Filing whereby the Company will make its senior corporate officers available to address diligence inquiries of Wells Fargo and will provide such additional information and documents as Wells Fargo may reasonably request.

(o) Disclosure of Sales. The Company will disclose in a prospectus supplement filed with the Commission pursuant to Rule 497, in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Placement Securities sold through Wells Fargo, the net proceeds to the Company and the compensation payable by the Company to Wells Fargo with respect to such Placement Securities. To the extent the information set forth in this Section 8(o) is filed in a prospectus supplement, the Company agrees to deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(p) Representation Dates; Certificates. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and:

(1)	each time the Company:

(i)	files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement relating to the Placement Securities;

(ii)	files an annual report on Form 10-K under the Exchange Act;

(iii)	files a quarterly report on Form 10-Q under the Exchange Act; or

(iv)	files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act; and

(2) at any other time reasonably requested by Wells Fargo (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 8(p) shall be a “Representation Date”), each of the Company, the Advisor and BDC Partners shall furnish Wells Fargo with a certificate, in the form attached hereto as Exhibit E within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 8(p) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the

Company relied on such waiver and did not provide Wells Fargo with a certificate under this Section 8(p), then before the Company delivers the Placement Notice or Wells Fargo sells any Placement Securities, each of the Company, the Advisor and BDC Partners shall provide Wells Fargo with a certificate, in the form attached hereto as Exhibit E, dated the date of the Placement Notice.

(q) Legal Opinions. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, each time Common Shares are delivered to Wells Fargo as principal on a Settlement Date and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause to be furnished to Wells Fargo written opinions of Sutherland Asbill & Brennan LLP (collectively, “Company Counsel”), or other counsel satisfactory to Wells Fargo, in form and substance satisfactory to Wells Fargo and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit D, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish Wells Fargo with a letter (a “Reliance Letter”) to the effect that Wells Fargo may rely on a prior opinion delivered under this Section 8(q) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(r) Comfort Letter. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, each time Common Shares are delivered to Wells Fargo as principal on a Settlement Date, within three (3) Trading Days after the date of a 10-K Filing, within three (3) Trading Days after the date of a 10-Q Filing and each time that the Registration Statement is amended or the Prospectus supplemented to include additional or amended financial information (the “Comfort Letter Triggering Event”), the Company shall cause its independent accountants to furnish Wells Fargo letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to Wells Fargo, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The requirement to provide a Comfort Letter under this Section 8(r) shall be waived if at the time of the Comfort Letter Triggering Event there is no Placement Notice outstanding. Notwithstanding the foregoing, if the Company subsequently decides to issue a Placement Notice, the Company shall provide Wells Fargo with a Comfort Letter prior to the issuance of such Placement Notice.

(s) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares to be issued and sold pursuant to this Agreement other than Wells Fargo; provided, however, that the Company may bid for and purchase its Common Shares in accordance with Rule 10b-18 under the Exchange Act.

(t) Insurance. The Company shall maintain, or caused to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.

(u) Business Development Company. The Company shall use its best efforts to maintain its status as a business development company; provided, however, the Company may change the nature of its business so as to cease to be, or withdraw its election as, a business development company, with the approval of the board of directors and a vote of the stockholders as required by Section 58 of the Investment Company Act.

(v) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

(w) Sarbanes-Oxley Act. The Company shall comply in all material respects with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.

(x) Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify Wells Fargo and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(y) Status as Regulated Investment Company. The Company will use its best efforts to maintain its qualification as a “regulated investment company” under Subchapter M of the Code for so long as the Company remains a business development company regulated under the Investment Company Act.

(z) Additional Sales Materials. Except by means of the Prospectus or as otherwise agreed by the parties, the Company (including its agents and representatives, other than Wells Fargo in its capacity as such) will not make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act and including without limitation any advertisement as defined in Rule 482 under the Securities Act, required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Shares hereunder; provided, that the foregoing shall not prohibit the Company from (i) making its required filings with the Commission or the dissemination thereof as required by the Exchange Act, state law or the rules and regulations of the NASDAQ Stock Market, LLC and (ii) disseminating any additional sales material used in connection with the Registration Statement other than in connection with the offer and sale of the Shares hereunder.

SECTION 9. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to Wells Fargo of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to Wells Fargo, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to Wells Fargo, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) filing fees and the reasonable fees and disbursements of counsel for Wells Fargo in connection with the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 8(f) hereof, and in connection with the preparation of a state securities law or “blue sky” survey and any supplements thereto, (vi) the printing and delivery to Wells Fargo of copies of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by Wells Fargo to investors, (viii) the fees and expenses of the custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to Wells Fargo in connection with, the review by FINRA of the terms of the sale of the Shares, (x) the fees and expenses incurred in connection with the listing of the Placement Securities on the Nasdaq Global Select Market, (xi) the disbursements of counsel for Wells Fargo in connection with the copying and delivery of closing documents delivered by the Company or the Company’s accountants or counsel (including any local counsel) and (xii) if Shares having an aggregate offering price of $25,000,000 or more have not been offered and sold under this Agreement by the one-year anniversary of this Agreement (or such earlier date at which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse Wells Fargo for all of its reasonable out-of-pocket expenses, including the fees and disbursements of counsel incurred by Wells Fargo in connection with the transactions contemplated by this Agreement (the “Expenses”); provided, however, that such reimbursement amount shall not exceed $150,000.

(b) Termination of Agreement. If this Agreement is terminated by Wells Fargo in accordance with the provisions of Section 10 or Section 14(a)(i) hereof, the Company shall reimburse Wells Fargo for all of its out of pocket expenses, including the fees and disbursements of counsel incurred by Wells Fargo, unless Shares having an aggregate offering price of 25,000,000 or more have previously been offered and sold under this Agreement; provided, however, that such reimbursement amount shall not exceed $150,000.

SECTION 10. Conditions of Wells Fargo’s Obligations. The obligations of Wells Fargo hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company and the Advisor contained in this Agreement or in certificates of any officer of the Company or the Advisor the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, including any notice objecting to the use of the Registration Statement or order pursuant to Section 8(e) of the Investment Company Act having been issued and proceedings therefor initiated, or to the knowledge of the Company, threatened by the Commission; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Material Changes. Except as contemplated in the Prospectus, there shall not have been any material adverse change, in the authorized capital stock of the Company or in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(d) Opinion of Counsel for Company. Wells Fargo shall have received the favorable opinion of Company Counsel, required to be delivered pursuant to Section 8(q) on or before the date on which such delivery of such opinion is required pursuant to Section 8(q).

(e) Representation Certificate. Wells Fargo shall have received the certificate required to be delivered pursuant to Section 8(p) on or before the date on which delivery of such certificate is required pursuant to Section 8(p).

(f) Accountant’s Comfort Letter. Wells Fargo shall have received the Comfort Letter required to be delivered pursuant Section 8(r) on or before the date on which such delivery of such opinion is required pursuant to Section 8(r).

(g) Approval for Listing. The Placement Securities shall either have been (i) approved for listing on Nasdaq Global Select Market, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on Nasdaq Global Select Market at, or prior to, the issuance of any Placement Notice.

(h) No Suspension. Trading in the Common Shares shall not have been suspended on the Nasdaq Global Select Market.

(i) Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 8(p), counsel for Wells Fargo shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(j) Securities Act Filings Made. All filings with the Commission required by Rule 497 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 497.

(k) Termination of Agreement. If any condition specified in this Section 10 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Wells Fargo by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 9 hereof and except that, in the case of any termination of this Agreement, Sections 5, 11, 12, 13, 18 and 21 hereof shall survive such termination and remain in full force and effect.

SECTION 11. Indemnification.

(a) Indemnification by the Company. The Company and the Advisor, jointly and severally, agrees to indemnify and hold harmless Wells Fargo and each person, if any, who controls Wells Fargo within the meaning of Section 15 of the Securities Act, Section 20 of the Exchange Act or the Investment Company Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Wells Fargo), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Agent Content. The Company hereby acknowledges that the only information that Wells Fargo has furnished to the Company expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) on the statements set forth in the first and last sentences under the caption “Plan of Distribution” in the Prospectus (collectively, the “Agent Content”).

(b) Indemnification by Wells Fargo. Wells Fargo agrees to indemnify and hold harmless the Company, the Advisor, and each person, if any, who controls the Company or the Advisor within the meaning of Section 15 of the Securities Act, Section 20 of the Exchange Act or the Investment Company Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 11, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Content.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. If it so elects within a reasonable time after receipt of notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action. Notwithstanding the election of the indemnifying parties to assume the defense of such litigation or proceeding, the indemnified parties shall have the right to employ separate counsel and to participate in the defense of such litigation or proceeding, and the indemnifying parties shall bear the reasonable fees, costs and expenses of such separate counsel (provided that with respect to any single litigation or proceeding or with respect to several litigations or proceedings involving substantially similar legal claims, the indemnifying parties shall not be required to bear the fees, costs and expenses of more than one such counsel in addition to any local counsel) if (i) in the reasonable judgment of such indemnifying parties the use of counsel chosen by the indemnifying parties to represent such indemnified parties would present such counsel with a conflict of interest, (ii) the defendants in, or targets of, any such litigation or proceeding include both an indemnified party and the indemnifying parties, and such indemnified party shall have reasonably concluded that there may be legal defenses available to it or to other indemnified parties that are different from or additional to those available to the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified parties), (iii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified parties to represent such indemnified parties within a reasonable time after notice of the institution of such litigation or proceeding or (iv) the indemnifying parties shall authorize in writing such indemnified parties to employ separate counsel at the expense of the indemnifying parties. In any action or proceeding the defense of which the indemnifying parties assumes, the indemnified parties shall have the right to participate in such litigation and retain its own counsel at such indemnified parties’ own expense. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 11 or Section 12 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel to which such indemnified party is entitled pursuant to this Agreement and subject to applicable law, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 11(a)(ii) effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 60 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Other Agreements with Respect to Indemnification and Contribution. The provisions of this Section 11 and Section 12 hereof shall not affect any agreements among the Company, the Advisor and BDC Partners with respect to indemnification of each other or contribution between themselves.

SECTION 12. Contribution. If the indemnification provided for in Section 11 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and Wells Fargo, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of Wells Fargo, on the other hand, in connection with the statements or omissions.

The relative benefits received by the Company, on the one hand, and Wells Fargo, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total commissions received by Wells Fargo, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Common Shares as set forth on such cover.

The relative fault of the Company, on the one hand, and Wells Fargo, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by Wells Fargo and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Advisor and Wells Fargo agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 12. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 12 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 12, Wells Fargo shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it pursuant to this Agreement exceeds the amount of any damages which Wells Fargo has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 12, each person, if any, who controls Wells Fargo within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as Wells Fargo, and the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

SECTION 13. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, or the Advisor submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Wells Fargo or controlling person, or by or on behalf of the Company or the Advisor, and shall survive delivery of the Shares to Wells Fargo.

SECTION 14. Termination of Agreement.

(a) Termination; General. Wells Fargo may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Wells Fargo, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in the Placement Securities has been suspended or limited by the Commission or the NYSE, or if trading generally on the Nasdaq Global Select Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Termination by the Company. The Company shall have the right, by giving three (3) days notice, unless such notice is waived by the recipient, as hereinafter specified to terminate this Agreement in their sole discretion at any time after the date of this Agreement.

(c) Termination by Wells Fargo. Wells Fargo shall have the right, by giving three (3) days notice, unless such notice is waived by the recipient, as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 14, this Agreement shall automatically terminate upon the issuance and sale of Placement Securities through Wells Fargo on the terms and subject to the conditions set forth herein with an aggregate offering price equal to the amount set forth in Section 1 of this Agreement.

(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 10(l), 14(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Wells Fargo or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g) Liabilities. If this Agreement is terminated pursuant to this Section 14, such termination shall be without liability of any party to any other party except as provided in Section 9 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 11, Section 12, Section 13, Section 18 and Section 21 hereof shall survive such termination and remain in full force and effect.

SECTION 15. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Wells Fargo shall be directed to Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department, fax no. 212-214-5918; notices to the Company shall be directed to it at TICC Capital Corp., 8 Sound Shore Drive, Suite 255, Greenwich, CT 06830, Attention: Jonathan H. Cohen, Chief Executive Officer, Fax no. (203) 983-5290.

SECTION 16. Parties. This Agreement shall inure to the benefit of and be binding upon Wells Fargo, the Company, the Advisor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Wells Fargo, the Company, the Advisor and their respective successors and the controlling persons and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Wells Fargo, the Company, the Advisor and their respective successors, and said controlling persons and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from Wells Fargo shall be deemed to be a successor by reason merely of such purchase.

SECTION 17. Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

SECTION 18. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 20. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time of each sale of any Shares pursuant to this Agreement.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and retrieval system.

“NYSE” means the New York Stock Exchange.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

SECTION 21. Absence of Fiduciary Relationship. Each of the Company and the Advisor, severally and not jointly, acknowledges and agrees that:

(a) Wells Fargo is acting solely as agent and/or principal in connection with the public offering of the Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and Wells Fargo, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not Wells Fargo has advised or is advising the Company on other matters, and Wells Fargo has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) the public offering price of the Common Shares set forth in this Agreement was not established by Wells Fargo;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) Wells Fargo has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e) it is aware that Wells Fargo and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and Wells Fargo has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f) it waives, to the fullest extent permitted by law, any claims it may have against Wells Fargo for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that Wells Fargo shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between Wells Fargo Securities, LLC, the Company and the Advisor in accordance with its terms.

Very truly yours

TICC CAPITAL CORP.

By:	/s/ Jonathan H. Cohen
Name: Jonathan H. Cohen
Title: Chief Executive Officer

TICC MANAGEMENT, LLC

By:	BDC Partners LLC, Managing Member

By:	/s/ Jonathan H. Cohen
Name: Jonathan H. Cohen
Title: Managing Member of BDC Partners, LLC

BDC PARTNERS, LLC

By:	/s/ Jonathan H. Cohen
Name: Jonathan H. Cohen
Title: Managing Member

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC

By:	/s/ Chris Flouhouse

Name:	Chris Flouhouse
Title:	Director

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